Exhibit 99.(n)(2)

TIANYUAN LAW FIRM

11F/TOWER C, CORPORATE SQUARE, 35 FINANCIAL ST.

BEIJING. 100032, P. R. CHINA

TEL: (8610) 8809-2188; FAX: (8610)8809-2150.

E-MAIL: tylawf@tylaw.com.cn

May 8, 2009

Morgan Stanley Investment Management Inc.

522 Fifth Avenue

New York, New York  10036

United States of America

Morgan Stanley China A Share Fund, Inc.

522 Fifth Avenue

New York, New York  10036

United States of America

Ladies and Gentlemen:

CONSENT

We hereby consent to the reference to our firm in the registration statement filed by Morgan Stanley China A Share Fund, Inc. on Form N-2 (File No. 333-158106) with the Securities and Exchange Commission under the captions “The Fund’s Investments—Quotas for Investments in China” and “Risk Factors and Special Considerations—Risks Associated with Investments in Chinese Companies—Custody Risk of Investing in A-shares.”  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely yours,

/s/ TianYuan Law Firm
TianYuan Law Firm